UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2023

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders for fiscal year 2023, held on Tuesday, May 16, 2023, the following matters were submitted to a vote of the stockholders:

Proposal One: Election of Directors

Director Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	238,456,721	12,419,401	37,719	5,428,731
Kelly H. Barrett	229,222,416	21,654,776	36,660	5,428,731
Robert L. Bass	243,839,486	7,036,589	37,777	5,428,731
George F. Chappelle Jr.	249,826,529	1,049,604	37,719	5,428,731
Antonio F. Fernandez	242,487,615	8,389,282	36,955	5,428,731
Pamela K. Kohn	249,160,080	1,717,982	35,790	5,428,731
David J. Neithercut	249,258,257	1,618,020	37,775	5,428,731
Mark R. Patterson	167,075,296	83,801,116	37,440	5,428,731
Andrew P. Power	249,752,387	1,123,587	37,878	5,428,731

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
225,596,915	25,273,234	43,703	5,428,731

Proposal Three: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
248,638,557	7,665,590	38,436

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 16, 2023

Americold Realty Trust, Inc.

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President